EXHIBIT 3.2

THIRD AMENDED AND RESTATED BYLAWS

of

IBASIS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

Offices

Section 1.            Registered Office.  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, postal code 19801. The name of its registered agent is The Corporation Trust Company.

Section 2.            Other Offices.  The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.            Place of Meetings.  Meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the Chairman of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.            Annual Meetings.  An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall transact such business as may be properly brought before the meeting.  Written notice of each annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 3.            Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4.            Quorum.  Unless otherwise prescribed by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.            Voting.  Unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders shall be decided by the affirmative vote of the holders of a majority of the stock represented and voting on such question.  Each stockholder represented at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy.

Section 6.            Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Such writing or writings shall be filed with the minutes of meetings of the stockholders and prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7.            Meeting by Means of Conference Telephone.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any stockholder may participate in a meeting of the stockholders by means of a conference telephone or similar communications equipment that enables all persons participating in such meeting to hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.            List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in the manner required by Section 219 of the Delaware General Corporation Law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 9.            Stock Ledger.  The stock ledger of the Corporation shall constitute the list required by Section 8 of this Article I and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

Directors

Section 1.            Number, Qualification and Election of Directors.  The number of directors which shall constitute the whole Board of Directors (which may be one or more) shall be fixed from time to time by a vote of a majority of the whole Board of Directors.  The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies.  Directors need not be stockholders or citizens or residents of the United States of America.  Each of the directors shall hold office until his successor is elected and qualified or until his earlier resignation or removal in the manner hereinafter provided.

Section 2.            Resignations.  Any director may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or upon the happening of an event specified therein, or if no time or event at which it becomes effective shall be specified therein, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Section 3.            Removal.  Except as hereinafter provided, any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote, and the vacancy thus created may be filled by the affirmative vote of holders of a majority of the shares of capital stock entitled to vote thereon.

Section 4.            Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal in the manner provided above.

Section 5.            Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders; provided, however, that any action taken by the Board of Directors shall be subject to reversal in the event of a contrary vote by the stockholders.

Section 6.            Meetings.  The Board of Directors may hold meetings either within or without the State of Delaware.

Section 7.            Quorum.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present.

Section 8.            Actions by Consent.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing, and such writing is filed with the minutes of proceedings of the Board of Directors.

Section 9.            Meeting by Means of Conference Telephone.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.          Compensation.  The directors who are officers or employees of an affiliate of the Corporation shall serve on the Board of Directors without compensation or reimbursement of expenses.  The compensation of any other director shall be in the form of a fixed fee and expenses of attendance set by resolution adopted by the Board of Directors.  Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV

Officers

Section 1.            General.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer.  The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors, one or more Vice Chairmen (who must be directors) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it may deem proper.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and any Vice Chairman, need such officers be directors of the Corporation.

Section 2.            Election.  The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.            Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present, in each case subject to having obtained the requisite Board of Directors’ and stockholders’ approvals with respect to any such matter.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.            Chairman of the Board of Directors.  The Chairman of the Board of Directors, if one shall be chosen by the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.  Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section 5.            Vice Chairman.  The Vice Chairman of the Board of Directors, if one shall be chosen by the Board of Directors, or the Vice Chairmen, if there shall be more than one, shall perform such duties and may exercise such other powers as from time to time may be assigned by these Bylaws, the Board of Directors or the Chairman of the Board of Directors.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Vice Chairman shall preside at meetings of the stockholders and the Board of Directors.

Section 6.            President.  The President shall be the chief executive officer of the Corporation and shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation.  The President shall preside at meetings of the stockholders in the absence of the Chairman of the Board and the Vice Chairman of the Board, or if a Chairman of the Board and a Vice Chairman of the Board are not chosen by the Board of Directors.  The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.

Section 7.            Vice President.  The Vice President, or Vice Presidents, if any shall be appointed, shall have such duties as the Board of Directors, the President or these Bylaws may from time to time prescribe.

Section 8.            Treasurer.  The Treasurer shall have the custody of the Corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, making proper vouchers for such disbursements.  He shall render to the President and the Board of Directors, whenever any of the foregoing may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 9.            Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and Board of Directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed to do so by the President, the Board of Directors or the stockholders, upon whose request the meeting is called as provided in these Bylaws.  He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President.  He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

Section 10.          Assistant Treasurers and Assistant Secretaries.  Assistant Treasurers and Assistant Secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

ARTICLE V

Stock

Section 1.            Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman or the Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the shares owned by him in the Corporation.

Section 2.            Signatures.  Any and all signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.            Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.            Transfers.  Stock of the Corporation and certificates representing such stock shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate representing such stock or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor (properly endorsed or accompanied by a stock power properly executed), which shall be canceled before a new certificate shall be issued.

Section 5.            Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action (except for stockholder actions by written consent).  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.            Beneficial Owners.  The Corporation shall be entitled (i) to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and (ii) to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Notices

Section 1.            Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telephone, fax, email, telegram, telex or cable, in each case, to the extent permitted by law.

Section 2.            Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a director or a stockholder in person or by proxy at such a meeting shall constitute a waiver of notice to such director or stockholder of such meeting, except when such director or stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1.            [Intentionally Omitted]

Section 2.            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors shall select.

ARTICLE VIII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE IX

General Provisions

Section 1.            Dividends.  Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any meeting, and may be paid in cash or in property.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.            Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.            Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, or such other period as may be adopted by resolution of the Board of Directors.

Section 4.            Corporate Seal.  The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

Indemnification

Section 1.            Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article X, the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Delaware law as in effect at any time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer or director of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.            Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article X, the Corporation shall, to the fullest extent permitted by the DGCL and other applicable Delaware law as in effect at any time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.            Authorization of Indemnification.  Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be.  Such determination shall be made, with respect to a person who is a director at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders of the Corporation.  Such determination shall be made, with respect to officers and former directors, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that a present or former officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 1 or Section 2 of this Article X or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.            Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any officer or director may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the officer or director is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article X, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the officer or director seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 4 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 5.            Expenses Payable in Advance.  Expenses, including without limitation attorney’s fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article X.

Section 6.            Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by applicable law.  The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article X but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

Section 7.            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

Section 8.            Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.            Limitation on Indemnification.  Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 of this Article X), the Corporation shall not be obligated to indemnify any officer or director in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.

Section 10.          Contract Rights.  The obligations of the Corporation under this Article X to indemnify a person who is or was an officer director of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article X shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 11.  Officers.  For purposes of this Article X, the term “officer” shall mean only a person who has been designated as an officer of the Corporation by resolution of the Board of Directors.

ARTICLE XI

Amendments

Section 1.            Amendment, etc.  The Board of Directors shall have the power to adopt, amend or repeal Bylaws.  Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.